EX-10.72.16

SECURED PROMISSORY NOTE

$10,000,000.00 December 19, 2008

 Chicago, Illinois

FOR VALUE RECEIVED, the undersigned, EMERITUS CORPORATION, a Washington corporation; SUMMERVILLE SENIOR LIVING, INC., a Delaware corporation; SW ASSISTED LIVING, LLC, a Delaware limited liability company; SUMMERVILLE AT HERITAGE PLACE, LLC, a Delaware limited liability company; SUMMERVILLE AT BARRINGTON COURT LLC, a Delaware limited liability company; SUMMERVILLE AT ROSEVILLE GARDENS LLC, a Delaware limited liability company; SUMMERVILLE 5 LLC, a Delaware limited liability company; SUMMERVILLE 14 LLC, a Delaware limited liability company; SUMMERVILLE 15 LLC, a Delaware limited liability company; SUMMERVILLE 16 LLC, a Delaware limited liability company; and SUMMERVILLE 17 LLC, a Delaware limited liability company (on a joint and several basis, collectively “Borrower” or individually each a “Borrower” as the context may require, as determined by Lender), promise to pay to the order of VENTAS REALTY, LIMITED PARTNERSHIP, a Delaware limited partnership, or the holder hereof from time to time (“Lender”), at such place as may be designated in writing by Lender, the principal sum of TEN MILLION AND NO/100THS DOLLARS ($10,000,000.00), with interest thereon as hereinafter provided.  This note (as amended, supplemented, restated or replaced from time to time, this “Note”) is issued pursuant to the terms of a Loan Agreement of even date herewith by and between Borrower and Lender (said Loan Agreement, as same may be amended, restated or modified from time to time, is referred to hereinafter as the “Loan Agreement”).  All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Loan Agreement.  NOTWITHSTANDING ANYTHING CONTAINED HEREIN OR IN THE LOAN AGREEMENT WHICH MIGHT BE CONSTRUED TO THE CONTRARY, BORROWER ACKNOWLEDGES AND AGREES THAT LENDER IS UNDER NO OBLIGATION TO MAKE ANY ADDITIONAL ADVANCES HEREUNDER FOLLOWING THE INITIAL ADVANCE.

Interest shall accrue on all sums as advanced and outstanding from time to time under this Note and Loan Agreement as set forth in the Loan Agreement, and such interest shall be due and payable as set forth in the Loan Agreement. All sums owing hereunder are payable in lawful money of the United States of America, in immediately available funds.

The outstanding principal balance of this Note, together with all accrued and unpaid interest, shall be due and payable on the Maturity Date.  Additional principal payments shall be made in accordance with the provisions of the Loan Agreement.

This Note is issued pursuant to the terms of a Loan Agreement and is secured by and entitled to the benefits of, among other things, the Collateral Documents.  In case an Event of  Default (as defined under any of the Loan Agreement, the Collateral Documents, or any other Loan Document or Other Related Document) shall occur and be continuing (any of the foregoing being an “Event of Default” hereunder), the principal of this Note together with all accrued interest thereon may, at the option of the holder hereof, immediately become due and payable on demand; provided, however, that if any document related to this Note provides for automatic acceleration of payment of sums owing hereunder, all sums owing hereunder shall be automatically due and payable in accordance with the terms of that document.

Unless otherwise provided in the Loan Agreement, all payments on account of the indebtedness evidenced by this Note shall be first applied to the payment of costs and expenses of Lender which are due and payable pursuant to the Loan Agreement or any other Loan Document or Other Related Document, then to past-due interest on the unpaid principal balance and the remainder to principal.

This Note may be prepaid upon those terms and conditions set forth in the Loan Agreement.

If any payment of interest required hereunder or under any other Loan Document or Other Related Document is not received by Lender on or before the fifth (5th) day following the date such payment becomes due, Borrower shall pay to Lender a late charge equal to five percent (5%) of the amount of such unpaid payment to defray part of the increased cost of collecting late payments and the opportunity costs incurred by Lender because of the unavailability of the funds.  If such interest payment is not received by Lender on or before the fifth (5th) day following the date when it becomes due, Borrower shall pay interest on the entire outstanding principal balance of this Note at the Default Rate from and after the date when the payment was due.

If any payment of principal required hereunder or under any other Loan Document or Other Related Document, other than the repayment of the Loan Amount due on the Maturity Date, is not received by Lender on or before the date such payment becomes due, Borrower shall pay to Lender a late charge equal to five percent (5%) of the amount of such unpaid payment to defray part of the increased cost of collecting late payments and the opportunity costs incurred by Lender because of the unavailability of the funds.  In addition to the late charge, Borrower shall pay interest on the entire outstanding principal balance of this Note at the Default Rate from and after the date when the payment was due.

Effective immediately upon the occurrence of any Event of Default other than default in the payment of interest or principal as described in the preceding two paragraphs, the balance of this Note then outstanding shall bear interest at the Default Rate (based on a 360-day year and charged on the basis of actual days elapsed).  In addition, all other amounts due Lender (whether directly or for reimbursement) under this Note, the Loan Agreement or any of the other Loan Documents or Other Related Documents, if not paid when due or, in the event no time period is expressed, if not paid within five (5) days after written notice from Lender that the same has become due, shall also bear interest thereafter at the Default Rate.

If any attorney is engaged by Lender to enforce or defend any provision of this Note or any of the other Loan Documents or Other Related Documents as a consequence of any Event of Default or any default, event or condition that, with notice or the passage of time or both, could become an Event of Default or is engaged by Lender in connection with any request by Borrower for any consent or approval by Lender that is required under this Note or any other Loan Document or Other Related Document, with or without the filing of any legal action or proceeding, then Borrower shall pay to Lender immediately upon demand all third party attorneys’ fees and expenses actually incurred, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance owing hereunder as if such attorneys’ fees and expenses had been added to the principal.

No previous waiver and no failure or delay by Lender in acting with respect to the terms of this Note or any of the other Loan Documents or Other Related Documents shall constitute a waiver of any other breach, default or failure of condition under this Note, the Loan Agreement or any of the other Loan Documents or Other Related Documents or the obligations secured thereby.  A waiver of any term of this Note or any of the other Loan Documents or Other Related Documents or of any of the obligations secured thereby must be made in writing and shall be limited to the express written terms of such waiver.  In the event of any inconsistencies between the terms of this Note and the terms of any other document related to the loan evidenced by this Note, the terms of this Note shall prevail.

Except as otherwise provided in the Loan Agreement, Borrower expressly waives presentment, demand, notice of dishonor, notice of default or delinquency, notice of acceleration, notice of protest and nonpayment, notice of costs, expenses or losses and interest thereon, notice of late charges, and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests in or to properties securing payment of this Note.  In addition, Borrower expressly agrees that this Note and any payment coming due hereunder may be extended from time to time without in any way affecting the liability of any party hereunder.

Time is of the essence with respect to every provision hereof.  This Note shall be construed and enforced in accordance with the laws of the State of Illinois, except to the extent that federal laws preempt the laws of the State of Illinois, and all persons and entities in any manner obligated under this Note consent to the jurisdiction of any federal or State court within the State of Illinois having proper venue and also consent to service of process by any means authorized by Illinois or federal law.  Any reference contained herein to attorneys’ fees and expenses shall be deemed to be to reasonable out-of-pocket fees and expenses and to include all reasonable fees and expenses of any other experts or consultants, but not of in-house or staff attorneys.

All agreements between Borrower and Lender (including, without limitation, this Note and the Loan Agreement, and any other documents securing all or any part of the indebtedness evidenced hereby) are expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid to Lender exceed the highest lawful rate of interest permissible under applicable law.  If, from any circumstances whatsoever, fulfillment of any provision hereof, the Loan Agreement or any other documents securing all or any part of the indebtedness evidenced hereby at the time performance of such provisions shall be due, shall involve exceeding the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under such applicable laws, and if, for any reason whatsoever, Lender shall ever receive as interest an amount which would be deemed unlawful under such applicable law, such interest shall be automatically applied to the payment of the principal of this Note (whether or not then due and payable) and not to the payment of interest or refunded to Borrower if such principal has been paid in full.

Lender is authorized to make, from time to time and based upon Lender’s records, notations on its records as to the date and amount of each payment of principal and interest received by Lender, the principal balance of this Note, and the date to which interest has been paid.  In the absence of evidence established by Borrower to the contrary or manifest error, all such notations shall be conclusively presumed to be accurate.

Unenforceability of any provision or any application of any provision of this Note in any jurisdiction shall not affect the enforceability of such provision or such application in any other jurisdiction or of any other provision or any other application of any provision of this Note.

Borrower acknowledges and agrees that the Borrower shall be personally liable, on a joint and several basis, for any and all of the obligations arising under this Note.  No person or entity shall be a mere accommodation maker, but each shall be primarily and directly liable hereunder.

Any notice, demand, request, consent, approval and other communication which either party hereto may be required or may desire to give hereunder shall be governed by Section 10.8 of the Loan Agreement.

BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THAT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS OR OTHER RELATED DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF BORROWER OR LENDER.   EACH OF BORROWER AND LENDER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE NEGOTIATION AND SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS DISCUSSED THIS WAIVER WITH SUCH LEGAL COUNSEL.  EACH OF BORROWER AND LENDER FURTHER ACKNOWLEDGES THAT (i) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (ii) THIS WAIVER HAS BEEN REVIEWED BY IT AND ITS COUNSEL AND IS A MATERIAL INDUCEMENT FOR THE OTHER PARTY(IES) HERETO TO ENTER INTO THE LOAN DOCUMENTS OR OTHER RELATED DOCUMENTS, AND (iii) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF THE LOAN DOCUMENTS AND OTHER RELATED DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

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IN WITNESS WHEREOF, each of the undersigned has executed this Note, or caused this Note to be executed by its duly authorized representative, as of the date first above written.

EMERITUS CORPORATION,
a Washington corporation

By: /s/ Eric Mendelsohn
Name:                      Eric Mendelsohn
Its:           Senior Vice President Corporate
Development

SUMMERVILLE SENIOR LIVING, INC.,
a Delaware corporation

By: /s/ Eric Mendelsohn
Name:                      Eric Mendelsohn
Its:           Senior Vice President Corporate
Development

SW ASSISTED LIVING, LLC
SUMMERVILLE AT BARRINGTON COURT LLC
SUMMERVILLE AT ROSEVILLE GARDENS LLC

Each of which entities is a Delaware limited liabilitycompany

By:           Summerville Senior Living, Inc., a Delaware
corporation, its Sole Member

By: /s/ Eric Mendelsohn
Name:                      Eric Mendelsohn
Its:           Senior Vice President Corporate
Development

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SUMMERVILLE 5 LLC
SUMMERVILLE 14 LLC
SUMMERVILLE 15 LLC
SUMMERVILLE 16 LLC
SUMMERVILLE 17 LLC

Each of which entities is a Delaware limited liabilitycompany

By:           Summerville Investors, LLC, a Delaware limited
liability company, each of their Sole Member

By:           Summerville Senior Living, Inc.,
a Delaware corporation,
its Sole Member

By: /s/ Eric Mendelsohn
Name:                      Eric Mendelsohn
Its:           Senior Vice President Corporate
Development

SUMMERVILLE AT HERITAGE PLACE, LLC,
a Delaware limited liability company

By:           Summerville at Cobbco, Inc.,
a California corporation,
its Sole Member

By: /s/ Eric Mendelsohn ______________
Name: Eric Mendelsohn
Title:	Senior Vice President Corporate Development

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